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                                                                     EXHIBIT 5.1


               [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL]


                                                  February 13, 1997



FPA Medical Management, Inc.
3636 Nobel Drive
Suite 200
San Diego, CA  92122

                 Re:      Registration Statement on Form S-3 for
                          FPA Medical Management, Inc. (the "Company")

Ladies and Gentlemen:

                 We have acted as your counsel and are rendering this opinion in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration by the Company of (i) $80,650,000 principal amount of its 6 1/2% Convertible Subordinated Debentures Due 2001 (the "Debentures"), (ii) 3,107,900 shares of the Company's common stock, par value $.002 share (the "Common Stock"), issuable upon conversion of the Debentures (the "Conversion Shares"), and (iii) 5,253,471 shares of Common Stock being sold by Individual Selling Stockholders (the "Individual Shares"). The Debentures were originally issued under an Indenture dated as of December 18, 1996 (the "Indenture") by and between the Company and First Union National Bank, as Trustee (the "Trustee").

                 We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, as amended by Amendment No. 1, and all exhibits thereto, (ii) the Indenture and (iii) the Debentures. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company, and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth, including the Company's certificate of incorporation and bylaws, certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Debentures and the Conversion Shares and statements from certain officers of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company.
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FPA Medical Management, Inc.
February 13, 1997
Page 2


                 Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

                 1. The Debentures have been duly and validly authorized by the Company and, assuming due authentication by the Trustee, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and are entitled to the benefits (and are subject to all of the limitations) of the Indenture, except that enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance or other similar laws affecting or relating to enforcement of creditors' rights generally, (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforcement may be sought in a proceeding in equity or at law) and (iii) the invalidity or unenforceability under certain circumstances, under state or federal law or court decisions, of provisions indemnifying a party against liability for its own wrongful or negligent acts or when such indemnification is against public policy.

                 2. The Conversion Shares have been duly authorized by the Company and, when issued and delivered in accordance with the terms of the Indenture, will be validly issued, fully paid and nonassessable.

                 3. The Individual Shares, at the time they were issued to the Selling Stockholders, were legally issued, fully paid and non-assessable.

                 We express no opinion as to the law of any jurisdiction other than the federal law of the United States, the law of the State of New York and the General Corporation Law of the State of Delaware.

                 We hereby consent to the sole use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus included therein. This opinion is not to be used, circulated, quoted, referred to or relied upon by any other person or for any other purpose without our prior written consent.



                                       Very truly yours,

                                       /s/ BALLARD SPAHR ANDREWS & INGERSOLL